Ladies and Gentlemen:

         We have acted as counsel to AlphaRx, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of l933, as amended (the "Act"), of 93,905,994 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), which Shares include certain shares of Common Stock issuable upon the exercise of outstanding warrants, to be offered by certain selling stockholders pursuant to a Registration Statement on Form SB-2 (the "Registration Statement").

         As such counsel, we have examined and relied upon originals or copies of various corporate records, documents, agreements and other instruments of the Company as we have deemed necessary to review. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         This opinion is limited solely to the Delaware General Corporation Law.

         Subject to the foregoing, it is our opinion that those Shares which are currently outstanding are, and those Shares which are issued upon the exercise of outstanding warrants (assuming such exercise is in accordance with the terms of the warrants) will be, duly authorized, validly issued and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           PEDLEY ZIELKE GORDINIER & PENCE, PLLC